Filed Pursuant to Rule 424(b)(2)

Registration No. 333-239480

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	1,500,000	$117.19 (2)	$175,785,000 (2)	$22,816.90 (3)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement registers such indeterminate number of additional shares of common stock as may be issued in connection with stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low sales price of the common stock as reported on the New York Stock Exchange on June 25, 2020.

(3)

The registration fee is $22,816.90, calculated in accordance with Rule 457(c) under the Securities Act using $117.19 per share, being the average of the high and low sales price of the common stock as reported on the New York Stock Exchange on June 25, 2020. Pursuant to Rule 457(p) under the Securities Act, the registrant is applying registration fees of $13,000.00 relating to unsold securities under its prospectus supplement dated August 30, 2017 and the amended and restated prospectus supplement dated June 19, 2019, each filed pursuant to Rule 424(b)(2) under Registration Statement No. 333-220257, which was initially filed and became effective on August 30, 2017, to partially offset the entire registration fee of $22,816.90 that would otherwise be due in connection with the filing of this prospectus supplement under this registration statement. As a result, $9,816.90 is being remitted herewith.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 26, 2020)

Direct Stock Purchase Plan

Sempra Energy offers participation in its Direct Stock Purchase Plan, which we refer to as the “Plan” in this prospectus supplement. The Plan is designed to provide investors with a convenient method to purchase shares of our common stock and to reinvest all or a portion of the cash dividends paid on our common stock.

Shares of common stock purchased under the Plan will, at our option, represent newly issued shares, shares purchased in the open market by an independent Plan Administrator, or a combination of newly issued shares and open market purchases.

Sempra Energy’s common stock is listed on the New York Stock Exchange under the symbol “SRE”. This prospectus supplement contains a summary of the material provisions of the Plan and should be retained for future reference.

Investing in our common stock involves risks. See the information under the heading “Risk Factors” on page 5 of the accompanying prospectus concerning factors you should consider before investing in our common stock.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

June 26, 2020

AVAILABLE INFORMATION

This document is in two parts. The first part is this prospectus supplement, which describes the Direct Stock Purchase Plan and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to the Plan. If the description of the information relevant to the Plan varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of their respective dates, and that the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

PROSPECTUS SUPPLEMENT

PROSPECTUS

ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any related free writing prospectus issued by us may contain, statements that are not historical fact and constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. Future results may differ materially from those expressed in the forward-looking statements. Unless otherwise expressly stated, these forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements can be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, goals, vision, mission, opportunities, projections or intentions.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to:

•

California wildfires and the risk that we may be found liable for damages regardless of fault and the risk that we may not be able to recover any such costs from insurance, the fund established pursuant to California Assembly Bill 1054 or in rates from customers;

•

decisions, investigations, regulations, issuances of permits and other authorizations, renewal of franchises, and other actions by the Comisión Federal de Electricidad (Federal Electricity Commission in Mexico), California Public Utilities Commission, U.S. Department of Energy, Public Utility Commission of Texas, regulatory and governmental bodies and jurisdictions in the U.S. and other countries in which we operate;

•

the success of business development efforts, construction projects and major acquisitions and divestitures, including risks in (i) the ability to make a final investment decision and completing construction projects on schedule and budget, (ii) obtaining the consent of partners, (iii) counterparties’ financial or other ability to fulfill contractual commitments, (iv) the ability to complete contemplated acquisitions and/or divestitures, and (v) the ability to realize anticipated benefits from any of these efforts once completed;

•

the impact of the COVID-19 pandemic on our (i) ability to commence and complete capital and other projects and obtain regulatory approvals, (ii) supply chain and current and prospective counterparties, contractors, customers, employees and partners, (iii) liquidity, resulting from bill payment challenges experienced by our customers, decreased stability and accessibility of the capital markets and other factors, and (iv) ability to sustain operations and satisfy compliance requirements due to social distancing measures or if employee absenteeism were to increase significantly;

•	the resolution of civil and criminal litigation, regulatory investigations and proceedings and arbitrations;

•	actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative outlook and our ability to borrow at favorable interest rates;

•	moves to reduce or eliminate reliance on natural gas and the impact of the extreme volatility and unprecedented decline of oil prices on our businesses and development projects;

•

weather, natural disasters, accidents, equipment failures, computer system outages and other events that disrupt our operations, damage our facilities and systems, cause the release of harmful materials, cause fires and subject us to liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits), may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of affordable insurance;

•

the availability of electric power and natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures;

•

cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees;

•	expropriation of assets, the failure of foreign governments and state-owned entities to honor the terms of contracts, and property disputes;

•

the impact at San Diego Gas & Electric Company on competitive customer rates and reliability due to the growth in distributed power generation and from departing retail load resulting from customers transferring to Direct Access, Community Choice Aggregation or other forms of distributed power generation and the risk of nonrecovery for stranded assets and contractual obligations;

•

the ability of Oncor Electric Delivery Company LLC to eliminate or reduce its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of such company’s independent directors or a minority member director;

•	volatility in foreign currency exchange, interest and inflation rates and commodity prices and our ability to effectively hedge the risk of such volatility;

•

changes in trade policies, laws and regulations, including tariffs and revisions to or replacement of international trade agreements, such as the North American Free Trade Agreement, that may increase our costs or impair our ability to resolve trade disputes;

•	the impact of changes to federal and state tax laws and our ability to mitigate adverse impacts; and

•	other uncertainties, some of which may be difficult to predict and are beyond our control.

Investing in our common stock involves risks. You should review and consider carefully the risks, uncertainties and other factors that affect our business and our securities as described herein and in the “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our most recent Annual Report on Form 10-K and in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these factors and risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our common stock.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in our reports and other documents on file with the U.S. Securities and Exchange Commission that are incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information” in the accompanying prospectus.

SUMMARY INFORMATION

The following information supplements, and should be read together with, the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents they incorporate by reference and any related free writing prospectus issued by us, before making an investment decision. Unless we state otherwise or the context otherwise requires, references appearing in this prospectus supplement to “Sempra Energy,” “we,” “us” and “our” should be read to refer to Sempra Energy and its consolidated subsidiaries. None of the web site references herein are active hyperlinks, and the information on, or that can be accessed through, any such web site is not, and should not be deemed to be, a part of this prospectus supplement.

Sempra Energy

Sempra Energy is a California-based energy-services holding company whose businesses invest in, develop and operate energy infrastructure, and provide electric and gas services to their customers in North America. For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information” in the accompanying prospectus.

Our principal executive offices are located at 488 8th Avenue, San Diego, California 92101, and our telephone number is (619) 696-2000.

SEMPRA ENERGY

DIRECT STOCK PURCHASE PLAN

Unless otherwise expressly stated or the context otherwise requires, references to “Sempra Energy,” “we,” “us,” “our” and similar references under this caption “Sempra Energy Direct Stock Purchase Plan” mean Sempra Energy excluding its subsidiaries.

Purpose

The purpose of the Direct Stock Purchase Plan is to promote long-term share ownership by existing and new investors in Sempra Energy by providing a convenient method to purchase shares of our common stock and to reinvest all or a portion of the cash dividends paid on our common stock.

Features of the Plan

•

Persons not presently owning shares of our common stock may become participants in the Plan by making an initial cash investment of $500 or more or by authorizing a minimum of 10 automatic monthly withdrawals of at least $50 each for the purchase of common stock.

•

Persons who are currently Sempra Energy shareholders may enroll in the Plan by participating in the Plan’s reinvestment service, by making an initial investment through the Plan, or by using the other service features of the Plan, such as certificate safekeeping.

•

Participants may make additional investments in our common stock through optional cash investments of at least $25 for any single investment up to a maximum of $150,000 per calendar year (including the initial investment). Optional investments may be made by check or automatic deduction from a predesignated U.S. bank account. Optional cash investments may be made occasionally or at regular intervals at the participant’s option.

•

Funds invested in the Plan are fully invested in our common stock through the purchase of whole shares and fractions of shares, and proportionate cash dividends on fractions of shares are used to purchase additional fractional shares. Brokerage commissions incurred in the purchase of shares will be paid by Sempra Energy. Purchases will be made at least once a week, typically on Tuesday, but may be made more frequently and/or on a different day.

•

The Plan offers a “safekeeping” service permitting Plan participants to deposit, free of any service charges, certificates for our common stock with the Plan Administrator and have their ownership of the deposited shares maintained on the Plan Administrator’s records as part of their account.

•

Participants may make transfers or gifts of our common stock at no charge. When a participant transfers or gives shares to another person, a Plan account will be opened for the recipient. Participants can also request that a gift certificate be mailed to them for presentation to the recipient.

•

Participants may sell all or any portion of their shares of our common stock through the Plan. Sales will usually be made on a daily basis on those days when the New York Stock Exchange is open. A transaction fee and sale commission will be deducted from the proceeds of the sale.

•	A transaction confirmation will be provided whenever the participant purchases (excluding purchases through dividend reinvestment) or deposits shares of our common stock through the Plan.

•

Participants that participate in dividend reinvestment will receive from the Plan Administrator an annual dividend reinvestment account statement showing the participant’s account balance at year-end and all transactions completed during the year. Quarterly dividend reinvestment account statements covering the most recent 18 months will be made available to participants only by online access through the Plan Administrator’s website, www.astfinancial.com. Participants who wish to receive hard copies of such account statements or account statements covering prior periods can request them by contacting the Plan Administrator.

•

Participants that do not participate in dividend reinvestment will not receive an annual account statement or notice from the Plan Administrator. Participants may, however, access account information online through the Plan Administrator’s website, www.astfinancial.com.

Plan Administration

American Stock Transfer & Trust Company LLC, which we refer to as “AST” or the “Plan Administrator” in this prospectus supplement, administers the Plan, purchases and holds shares under the Plan, keeps records, sends account statements to participants and performs other duties related to the Plan. It also serves as our transfer agent, registrar and dividend disbursing agent.

For additional information about the Plan, please contact the Plan Administrator:

By Telephone:

Participants in the United States and Canada can call AST toll-free at (877) 7SEMPRA. An automated voice response system is available 24 hours a day, every day of the year. Customer service representatives are available 8:00 a.m. to 8:00 p.m., Eastern time, Monday through Friday.

Participants outside of the United States and Canada can call (718) 921-8283.

A telecommunication device for the hearing impaired is available at (718) 921-8386.

By Email and Internet:

Participants can email AST at info@astfinancial.com or visit its website at www.astfinancial.com.

In Writing:

Participants can contact the Plan Administrator by writing to:

Sempra Energy

c/o American Stock Transfer & Trust Company LLC

6201 15th Avenue

Brooklyn, New York 11219

Optional cash investments (checks for not less than $25 payable to “Sempra Energy” or “American Stock Transfer & Trust Company LLC” in U.S. dollars) should be mailed to:

Sempra Energy

c/o American Stock Transfer & Trust Company LLC

Direct Service Investment Payments

P.O. Box 922 Wall Street Station

New York, New York 10269-0560

Cash, traveler’s checks, money orders or third-party checks are not accepted.

Plan participants should include their account numbers on all correspondence, together with telephone numbers where they can be reached during business hours.

Eligibility

Any individual or entity, whether or not a record holder of our common stock, is eligible to participate in the Plan, provided that (i) such person fulfills the requirements for participation described below under “Enrollment Procedures” and (ii) in the case of citizens or residents of a country other than the United States or its territories and possessions, participation would not violate local laws applicable to Sempra Energy, the Plan or the participant.

Enrollment Procedures

Registered Shareholders

Any registered shareholder of our common stock is eligible to participate in the Plan. A registered shareholder may enroll in the Plan through the Internet by going to the Plan Administrator’s website at www.astfinancial.com and following the instructions provided there, or by completing an enrollment form and returning it to the Plan Administrator to reinvest dividends and/or make optional cash investments. Requests for such forms can be made through the Plan Administrator’s website, by telephone or in writing.

Non-Shareholders

To enroll, investors must make an initial investment of at least $500 or authorize a minimum of 10 automatic monthly withdrawals of at least $50 each for the purchase of common stock and return a completed Initial Investment Form to the Plan Administrator. Requests for such forms can be made through the Plan Administrator’s website, by telephone or in writing.

Street Name Shareholders

If a shareholder owns shares of our common stock through banks, brokers or other nominees (that is, in “street name”), the shareholder may participate in the Plan only if the shareholder’s bank, broker or other nominee has established procedures that permit its customers to participate in plans such as the Plan. A shareholder participating in the Plan through a bank, broker or other nominee will not have an account administered by the Plan Administrator and instead must manage the shareholder’s participation through the record holder. Alternatively, shareholders who hold shares of our common stock through banks, brokers or other nominees may also participate in the Plan by transferring some or all of their shares from such accounts to an account held with the Plan Administrator registered in the applicable shareholder’s name.

Investment Date

The investment date for purchases of shares of our common stock for accounts under the Plan, which we refer to as the “Investment Date” in this prospectus supplement, will commence on either the cash dividend payment date or, during periods in which no cash dividend is paid, a date not later than five business days after the initial investment and/or optional cash investments are received by the Plan Administrator.

Methods of Investment

Once enrolled in the Plan, additional share purchases of our common stock may be made by using the Plan’s optional cash investment feature. Optional cash payments must be in an amount of not less than $25 per investment and not more than $150,000 per calendar year, inclusive of the initial investment. No interest will be paid on amounts held by the Plan Administrator pending investment.

Check Investment

Optional cash investments may be made by enclosing a check for not less than $25 (payable to “Sempra Energy” or “American Stock Transfer & Trust Company LLC” in U.S. dollars) with a completed optional investment stub, which is attached to each account statement or transaction confirmation, or via detailed written instructions and mailing to:

Sempra Energy

c/o American Stock Transfer & Trust Company LLC

Direct Service Investment Payments

P.O. Box 922 Wall Street Station

New York, New York 10269-0560

Cash, traveler’s checks, money orders or third-party checks are not accepted.

Plan participants should include their account numbers on all correspondence, together with telephone numbers where they can be reached during business hours.

One-Time Online Bank Debit

Participants may make optional cash investments at any time by going to the Plan Administrator’s website, www.astfinancial.com, and authorizing a one-time online bank debit from a predesignated U.S. bank account or financial institution. One-time online optional cash investment funds will be held for one banking business day before they are invested. Participants should refer to the online confirmation for the account debit date and Investment Date.

Uncollected Funds Fee

There is a $25 fee for all returned checks and direct debits. If your check or direct debit is returned as uncollected funds, AST will debit your optional cash payment if not yet invested. If your optional cash payment has already been invested, AST will sell the shares that have been purchased. However, if the sale of the shares purchased is not sufficient to satisfy the returned check or the direct debit, AST reserves the right to sell additional shares from your account. In addition, additional shares will be sold from your account to satisfy the returned check or direct debit fee.

Recurring Automatic Investments

Participants may make recurring automatic monthly investments of $25 or more through a predesignated U.S. bank account or financial institution. To initiate recurring automatic investments, the participant may enroll through the Plan Administrator’s website at www.astfinancial.com or complete and sign a Dividend Direct Debit Agreement Form and return it to the Plan Administrator together with a voided blank check for the account from which funds are to be drawn. Forms will be processed and will become effective as soon as practicable. Once the recurring automatic investment election is initiated, funds will be drawn from the participant’s designated bank account one banking business day before the last Investment Date of each month and will be invested in common stock beginning on that Investment Date. A fee of $0.50 per transaction will be charged to the participant.

Participants may change or terminate automatic investments by notifying the Plan Administrator through its website, www.astfinancial.com, or by completing and submitting to the Plan Administrator a new Dividend Direct Debit Agreement Form. Such notification must be received at least six business days prior to the next automatic Investment Date to be effective by that date.

Dividend Reinvestment

Participants in the Plan may elect one of the following options:

•	have cash dividends on all of their shares of common stock automatically reinvested in additional shares of our common stock;

•

have cash dividends on less than all of their whole shares paid in cash and have any remaining amount of dividends reinvested in additional shares of our common stock (as a result of the Emergency Economic Stabilization Act of 2008, if you elect partial dividend reinvestment, you must reinvest at least 10% of your dividend distribution each dividend period); or

•	have all dividends paid in cash.

If no election is made, the account will automatically pay all dividends in cash.

Participants may change their investment options at any time by completing a new form and returning it to the Plan Administrator or by giving detailed written, telephonic or Internet instructions. The Plan Administrator must receive the request on or before the record date for any given dividend payment date in order for the requested change to be effective for that dividend. If the request is received after the record date, the change may not be effective until the next dividend payment date.

Cash distributions that you reinvest will be treated for U.S. federal income tax purposes as received by you on the date we pay such distributions and may create a liability for the payment of income tax without providing you with immediate cash to pay this tax when it becomes due. In addition, for reinvested dividends and optional cash investments, you will be treated as having received a constructive distribution, which may give rise to additional tax liability to the extent we pay brokerage commissions on your behalf. See “Material U.S. Federal Income Tax Consequences.”

Minimum Share Ownership

A participant must continue to own at least one share of our common stock or the participant’s account will be closed. Any fractional shares will be liquidated at our expense and the proceeds mailed to the participant at the address on file. At our discretion, we may waive this requirement.

Direct Deposit of Dividends

Through the Plan’s direct deposit feature, a participant may elect to have any cash dividends not being reinvested under the Plan paid by electronic funds transfer to the participant’s predesignated U.S. bank account. To receive these dividends by direct deposit, please contact the Plan Administrator through its website, www.astfinancial.com, or at (877) 7SEMPRA for a Dividend Direct Debit Agreement Form. Participants must first complete and sign the Dividend Direct Debit Agreement Form and return the form to the Plan Administrator.

Dividend Direct Debit Agreement Forms will be processed and will become effective as promptly as reasonably practicable after receipt by the Plan Administrator. Participants may change the designated account for direct deposit or discontinue this feature by written instruction to the Plan Administrator or at its website, www.astfinancial.com.

Purchase of Common Stock

Purchases of shares of our common stock under the Plan will be made at least once a week, typically on Tuesday, but may be made more frequently and/or on a different day. If any designated Investment Date is a day when the New York Stock Exchange is not open, the Investment Date will be the next business day.

Purchases in the open market will be made as soon as practicable after each Investment Date, consistent with applicable law and an orderly market for our common stock.

If shares are purchased in the open market, the price per share will be the weighted average price (excluding brokerage commissions) of all shares purchased for the relevant Investment Date. The participant’s account will be credited with the shares purchased.

If shares are purchased directly from us, the price will be the average of the high and low sales price of shares of our common stock reported on the NYSE-Composite Transactions on the Investment Date.

Neither the participant nor Sempra Energy has any authority or power to direct the time or price at which shares of common stock may be purchased in the open market or the selection of the security broker or dealer through or from whom common stock purchases will be made.

All fractional shares are rounded to three decimal places and are credited to the participant’s account in the same manner as whole shares.

Participants will be required to pay certain fees in connection with the purchase of shares of common stock under the Plan. See “Shareholder Fees” on page S-11. Broker commissions incurred in the purchase of shares will be paid by Sempra Energy.

Sale of Shares

Participants may sell any number of shares of common stock held in the participant’s account by accessing their account through the Plan Administrator’s website, www.astfinancial.com, by calling (877) 7SEMPRA and selecting the appropriate automated option or by sending a written request to the Plan Administrator. Certificated shares can be deposited in a participant’s Plan account and subsequently sold through the Plan. A request to sell all shares held in a participant’s account will be treated as a termination of that account.

The Plan Administrator will process the participant’s sale order as promptly as reasonably practicable after receiving the sale request. The proceeds of the sale, less applicable fees and commissions, will be sent to the participant.

Sales will be made for the participant’s account on the open market through a security broker designated by the Plan Administrator. The Plan Administrator may combine each selling participant’s shares with those of other selling participants. The price to each selling participant will be the weighted average sale price obtained by the broker, net of fees for each aggregate order executed by the broker. The participant will receive the proceeds, less any applicable fees and commissions.

Participants will be required to pay certain fees in connection with the sale of shares of our common stock under the Plan. See “Shareholder Fees” on page S-11.

Certificates for Shares

Shares of our common stock purchased and held under the Plan will be credited to the participant’s account in book-entry form. The number of shares (including fractional interests) held for each participant will be shown on each account statement. Participants may obtain a certificate for some or all of the whole shares held in their Plan accounts upon written, telephonic or Internet request to the Plan Administrator.

Certificates will be issued in the name or names in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than that on the participant’s Plan account, the signature(s) on the instructions or stock power must be Medallion Guaranteed by an eligible financial or securities institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing the certificates is in fact the registered owner as it appears on the stock certificate or stock power. No certificates will be issued for fractional shares.

Withdrawal from the Plan

Participants may withdraw from the Plan by accessing their account through the Plan Administrator’s website, www.astfinancial.com, by calling (877) 7SEMPRA, by giving written notice to the Plan Administrator or by completing and returning the appropriate section of the account statement to the Plan Administrator. Upon withdrawal, the participant must elect to either (i) receive a certificate for the number of whole shares held in the participant’s Plan account and a check for the value of any fractional shares, less any applicable fees and commissions; or (ii) sell all or part of the whole shares in the participant’s Plan account as described under “Sale of Shares,” and receive a certificate for any remaining whole shares and a check for the value of any fractional shares, less any applicable fees and commissions.

If a notice to withdraw is received by the Plan Administrator on or after the record date for a dividend payment, the Plan Administrator, in its sole discretion, may either pay the dividend in cash or reinvest the dividend in shares on behalf of the withdrawing participant. If the dividend is reinvested, the Plan Administrator may sell the shares purchased and remit the proceeds to the participant.

Share Safekeeping

Participants may use the Plan’s “share safekeeping” service to deposit any certificates for shares of our common stock in their possession with the Plan Administrator. Shares deposited will be transferred into the name of the Plan Administrator or its nominee and credited to the participant’s account under the Plan.

Certificates to be deposited should not be endorsed. They should be sent to the Brooklyn, New York address listed on page S-4 via registered mail, return receipt requested and insured for possible mail loss for 3% of the current market value (plus $25). The insurance proceeds would be available to cover the premium for the bond required in order to replace the lost certificates.

By using the share safekeeping service, investors no longer bear the risk associated with loss, theft or destruction of stock certificates. Shares held in safekeeping can be sold and withdrawn from time to time, as described in “Sale of Shares” on page S-9 and “Withdrawal from the Plan” on page S-9, and may also be gifted or transferred as described in “Gift or Transfer of Shares” below.

Gift or Transfer of Shares

If participants wish to change the ownership of all or part of their shares of our common stock held under the Plan through a gift, private sale or otherwise, the participant must deliver properly completed written instructions to the Plan Administrator. Transfers must be made in whole shares. No fraction of a share credited to a participant’s account may be transferred unless the participant’s entire account is transferred. Signatures must be Medallion Guaranteed by an eligible financial or securities institution participating in the Medallion Guarantee program.

Participants may make gifts of Sempra Energy common stock by:

•	making an initial investment of at least $500 and up to a maximum of $150,000 to establish an account in the recipient’s name;

•	submitting an optional cash investment in an amount not less than $25 nor more than $150,000 on behalf of an existing Plan participant; or

•	by transferring shares from the participant’s account to another person.

Shares may be transferred to new or existing shareholders.

A gift certificate, if requested, will be sent to the account holder, free of charge, for presentation to the recipient. Such requests may be submitted by calling Sempra Energy’s Shareholder Services at (877) SEMPRA7.

The new participants, at their option, may elect one of the following options:

•	have cash dividends on all of their shares of our common stock automatically reinvested in additional shares of our common stock;

•

have cash dividends on less than all of their whole shares paid in cash and have any remaining amounts of dividends reinvested in additional shares of our common stock (as a result of the Emergency Economic Stabilization Act of 2008, if you elect partial dividend reinvestment, you must reinvest at least 10% of your dividend distribution each dividend period); or

•	have all dividends paid in cash.

If no election is made, the account will automatically pay all dividends in cash.

Shareholder Fees

Optional Cash Investment:
– via check	Sempra Energy pays the purchase transaction fee
– via automatic monthly deductions	$0.50 per transaction
Reinvestment of Dividends	Sempra Energy pays the purchase transaction fee
Sales Fee	$10 per transaction plus commission of $0.03 per share
Certificate Withdrawal	No charge
Replace Account Statements	No charge
Replace Lost Form 1099	No charge
Copy of Paid Dividend Check	No charge
Return Check for NSF	$25
Copy of Cancelled Certificate	No charge
Lost Certificate Replacement	$25 plus 3% of the fair market value of the lost certificate, with a minimum fee of $50

Reports to Participants

Whenever a participant purchases (excluding purchases through dividend reinvestment) or deposits shares of our common stock through the Plan, the participant will receive from the Plan Administrator a transaction confirmation with the details of the transaction.

Following the end of each calendar year, participants that participate in dividend reinvestment will receive from the Plan Administrator an annual dividend reinvestment account statement showing the participant’s account balance at year-end, including all certificated shares and book-entry shares in the participant’s account. The annual dividend reinvestment account statement will also show all transaction activity for the year, including any purchases, sales, certificate deposits or withdrawals and dividend reinvestments. Quarterly dividend reinvestment account statements covering the most recent 18 months will be made available to participants only by online access through the Plan Administrator’s website, www.astfinancial.com. Participants who wish to receive hard copies of such account statements or account statements covering prior periods can request them by contacting the Plan Administrator.

Participants that do not participate in dividend reinvestment will not receive an annual account statement or notice from the Plan Administrator. Participants may, however, access account information online through the Plan Administrator’s website, www.astfinancial.com.

Participants can enroll to obtain online access to information regarding their Plan accounts through the Plan Administrator’s website, www.astfinancial.com. Once enrolled, participants can access their quarterly and annual dividend reinvestment account statements, tax documents and other account information online.

Participants will receive copies of all communications that we send to holders of our common stock. This includes annual reports to shareholders and proxy materials. We may deliver these communications electronically or through an electronic notice explaining where they may be accessed on the Internet. A participant may elect to receive non-electronic communications by calling 1-866-668-8562.

All notices, account statements and reports from the Plan Administrator to a participant will be addressed to the participant’s latest address on record with the Plan Administrator. Participants should promptly notify the Plan Administrator of any change of address.

Material U.S. Federal Income Tax Consequences

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. participants (as defined below) of participation in the Plan, but it does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “Code” in this discussion, Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as the “IRS” in this discussion, in each case in effect as of the date of this prospectus supplement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. participant in the Plan. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of participation in the Plan.

This discussion is limited to U.S. participants that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. participant’s particular circumstances, including the impact of the alternative minimum tax or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. participants subject to special rules, including, without limitation:

•	U.S. participants whose functional currency is not the U.S. dollar;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons who hold or receive common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes participates in the Plan, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships participating in the Plan and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT LEGAL OR TAX ADVICE. PARTICIPANTS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Participant

For purposes of this discussion, a “U.S. participant” is any participant in the Plan that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Tax Consequences of Dividend Reinvestment

In the case of common stock purchased by the Plan Administrator from us, U.S. participants in the Plan generally will be treated, for U.S. federal income tax purposes, as having received a distribution equal to the fair market value, as of the Investment Date, of the common stock purchased with their reinvested distributions. In the event the Plan Administrator purchases common stock in open market transactions, however, the amount of the distribution received by a U.S. participant generally will be equal to the purchase price of such common stock plus a pro rata share of any brokerage commissions paid by us in connection with the Plan Administrator’s purchase of the common stock on behalf of the U.S. participant. The Plan currently provides that we will pay brokerage commissions for the purchase of common stock in the open market.

As in the case of non-reinvested cash distributions, the distributions described above will constitute dividends to the extent of our current and accumulated earnings and profits allocable to the distributions. Any distributions in excess of our current and accumulated earnings and profits will constitute a return of capital which reduces the U.S. participant’s basis in the common stock and will be taxed as capital gain to the extent that such distributions exceed the U.S. participant’s tax basis in such common stock.

A U.S. participant’s tax basis in the common stock acquired under the Plan will generally equal the total amount of distributions the U.S. participant is treated as receiving, as described above. A U.S. participant’s holding period in the common stock generally begins on the day following the date on which the shares of common stock are credited to the U.S. participant’s Plan account.

Tax Consequences of Optional Cash Investments

If the Plan Administrator acquires common stock in an open market transaction, we intend to take the position that a U.S. participant will be treated as receiving a distribution equal to a pro rata share of any brokerage commissions paid by us on behalf of the U.S. participant. However, the U.S. federal income tax treatment of brokerage commissions paid with respect to a U.S. participant who participates solely in the optional cash investment feature of the Plan is not entirely clear. U.S. participants who participate solely in the optional cash investment feature of the Plan should consult their tax advisors regarding the U.S. federal income tax consequences of Sempra Energy’s payment of brokerage commissions on their behalf. The Plan currently provides that we will pay brokerage commissions for the purchase of common stock in the open market.

Any distributions which the U.S. participant is treated as receiving would be taxable dividend income, capital gain or reduce the basis in the U.S. participant’s common stock, or some combination of these treatments, under the rules described above under “Tax Consequences of Dividend Reinvestment.”

The tax basis of the common stock acquired by optional cash payments or as an initial investment will generally equal the total amount of distribution a U.S. participant is treated as receiving, as described above, plus the amount of the cash payment. A U.S. participant’s holding period for common stock purchased under the Plan generally will begin on the day following the date on which shares of common stock are credited to the U.S. participant’s Plan account.

Tax Basis Reporting

The Plan assumes that each participant will use the first-in, first-out method when determining the tax basis of any shares sold. U.S. participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference to the Plan Administrator. U.S. participants should consult their tax advisors regarding the tax basis reporting of the shares acquired pursuant to the Plan.

Tax Consequences of Dispositions

A U.S. participant may realize gain or loss when shares of common stock are sold or exchanged, whether the sale or exchange is made at the U.S. participant’s request upon withdrawal from the Plan or takes place after withdrawal from or termination of the Plan and, in the case of a fractional share, when the U.S. participant receives a cash payment for a fraction of a share credited to the U.S. participant’s account. The amount of the gain or loss will be the difference between the amount that the U.S. participant receives for the common stock or fraction of a share and the tax basis for the common stock or fraction of a share.

Information Reporting and Backup Withholding

A U.S. participant may be subject to information reporting and backup withholding when such participant receives dividends (including those reinvested under the Plan) or proceeds of sales of common stock held in a Plan account. Certain U.S. participants are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. participant will be subject to backup withholding if the participant is not otherwise exempt and the participant: (i) fails to furnish the participant’s taxpayer identification number, which for an individual is ordinarily his or her social security number; (ii) furnishes an incorrect taxpayer identification number; (iii) the applicable withholding agent is notified by the IRS that the participant previously failed to properly report payments of interest or dividends; or (iv) fails to certify under penalties of perjury that the participant has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the participant is subject to backup withholding.

Backup withholding will be applied to dividends before those dividends are reinvested under the Plan. Therefore, dividends to be reinvested under the Plan by participants subject to backup withholding will be reduced by the amount withheld. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. participant’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. participants should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Miscellaneous

Stock Dividend or Stock Split

Any shares of our common stock distributed as a result of a stock dividend or stock split on shares held by the Plan Administrator for a participant will be credited to the participant’s Plan account. Transaction processing may either be curtailed or suspended until the completion of any stock dividend, stock split or corporate action.

Rights Offering

A participant’s entitlement in a rights offering will be based upon the participant’s number of whole shares only.

Voting of Proxies

A participant will receive a proxy card, either by hard copy or electronic link, representing both the shares held by the participant in certificate form and the whole shares held by the Plan Administrator in the participant’s account under the Plan. Proxies can be voted by mail, by the Internet or by telephone using the address, website or telephone number set forth on the proxy card for the applicable meeting. The proxy will be voted as indicated by the participant on the signed proxy or by Internet or telephone. If the proxy card is not returned or if it is returned unsigned by the registered owner(s) and the participant did not vote by Internet or telephone, none of the participant’s shares will be voted unless the participant votes such shares in-person at the applicable meeting.

Shareholders who own shares of our common stock through a bank, broker or other nominee will receive voting instructions from such institution.

Limitation of Liability

Neither Sempra Energy nor the Plan Administrator, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death, the prices at which shares are purchased or sold for the participant’s account or the times when such purchases or sales are made or fluctuations in the market value of our common stock. This limitation of liability does not constitute a waiver of any rights a participant might have under applicable federal securities laws.

Investing in our common stock involves risks. You should review and consider carefully the risks, uncertainties and other factors that affect our business and our securities as described herein and in the “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” sections and other sections in our most recent Annual Report on Form 10-K and in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our common stock. These risks, uncertainties and other factors could cause you to suffer a loss of all or part of your investment in our common stock.

Participants bear the risk of loss and enjoy the benefits of any gain from market price changes with respect to shares purchased under the Plan. In addition, the value and marketability of shares of our common stock may be adversely affected by market conditions. The ability of Participants to liquidate or otherwise dispose of shares in the Plan is subject to the terms of the Plan and the withdrawal procedures thereunder. You may not be able to withdraw or sell your shares in the Plan in time to react to market conditions. Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the Federal Deposit Insurance Corporation or any government agency.

Dividends currently are paid quarterly to shareholders. The payment of future dividends is within the discretion of the Sempra Energy board of directors and may be discontinued.

Change or Termination of Plan

Sempra Energy reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan, certificates for whole shares held in a participant’s account under the Plan will be issued and a cash payment will be made for any fractional share, less applicable fees and commissions.

USE OF PROCEEDS

Shares of our common stock purchased through the Plan will, at our option, be newly issued shares, shares purchased in the open market by the Plan Administrator or a combination of newly issued shares and open market purchases by the Plan Administrator. We are unable to estimate the number of newly issued shares that will be purchased directly from us under the Plan. If shares purchased through the Plan are purchased from us, the net proceeds will be used by us for general corporate purposes.

LEGAL MATTERS

Latham & Watkins LLP has passed on the validity of the common stock offered under the Plan.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus supplement and in the accompanying prospectus by reference from Sempra Energy’s Annual Report on Form 10-K, and the effectiveness of Sempra Energy’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein and therein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Oncor Electric Delivery Holdings Company LLC and its subsidiaries, incorporated in this prospectus supplement and in the accompanying prospectus by reference from Exhibit 99.1 to Sempra Energy’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein and therein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

SEMPRA ENERGY

Common Stock

Preferred Stock

Debt Securities

Purchase Contracts

Units

Depositary Shares

Warrants

We may offer and sell our common stock, preferred stock, debt securities, purchase contracts, units, depositary shares and warrants from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities being offered at that time. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Sempra Energy’s common stock is listed on the New York Stock Exchange under the symbol “SRE.” On June 25, 2020, the last reported sale price of our common stock on the New York Stock Exchange was $117.32 per share. Sempra Energy’s 6% Mandatory Convertible Preferred Stock, Series A, which we refer to as the “series A preferred stock” in this prospectus, is listed on the New York Stock Exchange under the symbol “SREPRA.” On June 25, 2020, the last reported sale price of our series A preferred stock on the New York Stock Exchange was $99.16 per share. Sempra Energy’s 6.75% Mandatory Convertible Preferred Stock, Series B, which we refer to as the “series B preferred stock” in this prospectus, is listed on the New York Stock Exchange under the symbol “SREPRB.” On June 25, 2020, the last reported sale price of our series B preferred stock on the New York Stock Exchange was $99.63 per share. Sempra Energy’s 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C, which we refer to as the “series C preferred stock” in this prospectus, is not listed on any securities exchange or trading facility or included in any automated dealer quotation system. Sempra Energy’s 5.75% Junior Subordinated Notes Due 2079, which we refer to as the “junior subordinated notes” in this prospectus, are listed on the New York Stock Exchange under the symbol “SREA.” On June 25, 2020, the last reported sale price of the junior subordinated notes on the New York Stock Exchange was $25.40 per note.

Investing in our securities involves risks. See the information under the heading “Risk Factors” on page 5 of this prospectus, and any similar section contained in the applicable prospectus supplement, concerning factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus), together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market, demographic and industry data and forecasts that are based on or derived from independent industry publications, publicly available information and other information from third parties or that have been compiled or prepared by our management or employees. Although we believe that these third-party sources are reliable, we do not guarantee the accuracy or completeness of information provided by or derived from these third-party sources, and we have not independently verified this information. In addition, market, demographic and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Sempra Energy,” “we,” “us” and “our” in this prospectus, we mean Sempra Energy and its consolidated subsidiaries, unless otherwise specified or unless the context otherwise requires. When we refer to “you,” we mean the potential holders of the applicable securities.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

Sempra Energy’s common stock is listed on the New York Stock Exchange under the symbol “SRE,” Sempra Energy’s series A preferred stock is listed on the New York Stock Exchange under the symbol “SREPRA,” Sempra Energy’s series B preferred stock is listed on the New York Stock Exchange under the symbol “SREPRB,” Sempra Energy’s series C preferred stock is not listed on any securities exchange or trading facility or included in any automated dealer quotation system, and Sempra Energy’s junior subordinated notes are listed on the New York Stock Exchange under the symbol “SREA.” Reports, proxy statements and other information concerning Sempra Energy can also be inspected at the offices of the New York Stock Exchange at 11 Wall Street, New York, New York 10005.

Our web site address is http://www.sempra.com. This reference to our web site is not an active hyperlink and the information on, or that can be accessed through, our web site is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or from us, as indicated below. Forms of the indenture and other documents establishing the terms of the securities we may offer are or will be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are not complete and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s Internet site, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC that is also incorporated by reference in this prospectus will automatically update and supersede the prior information. Any statement contained in this prospectus or a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any subsequently filed document that is incorporated by reference in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, after the date of this prospectus through the termination of the offering of the securities described in this prospectus. In addition, documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement shall be deemed to be incorporated by reference into this prospectus. Notwithstanding anything herein to the contrary, we are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including, without limitation, our Compensation Committee report, Audit Committee report and performance graph and any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•

Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February  27, 2020 (including the information incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Shareholders Meeting, filed with the SEC on March 19, 2020).

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 4, 2020.

•

Our Current Reports on Form 8-K, with SEC filing dates of January 9, 2020, March 3, 2020, March 31, 2020, April 3, 2020, April  7, 2020, April 14, 2020, April 29, 2020, May 7, 2020, June  15, 2020, June 15, 2020, June  19, 2020 and June 25, 2020.

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 5, 1998, the description of our series A preferred stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 9, 2018, and the description of our series B preferred stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 13, 2018, in each case as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019 and any amendment or report filed with the SEC for the purpose of updating such description.

We will provide, upon written or oral request and without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any of the documents incorporated by reference in this prospectus. You may submit such a request by writing or calling us at the following address or telephone number:

Sempra Energy

488 8th Avenue

San Diego, California 92101

Attention: Corporate Secretary

Telephone: (619) 696-2000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any applicable prospectus supplement.

SEMPRA ENERGY

Sempra Energy is a California-based energy-services holding company whose businesses invest in, develop and operate energy infrastructure, and provide electric and gas services to their customers in North America. For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information” in this prospectus.

Our principal executive offices are located at 488 8th Avenue, San Diego, California 92101, and our telephone number is (619) 696-2000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by us with the SEC after the last day of the fiscal year covered by our most recent Annual Report on Form 10-K, as well as all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act that are also incorporated by reference in this prospectus, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Unless indicated differently in a prospectus supplement or free writing prospectus, this section describes some of the terms of our common stock and preferred stock, articles of incorporation and bylaws. The following description is not complete and is qualified in its entirety by reference to our articles of incorporation (including the certificates of determination for our outstanding series A preferred stock, series B preferred stock and series C preferred stock and the certificates of determination for any other series of our preferred stock that may be issued and outstanding in the future) and bylaws. Therefore, you should read carefully the more detailed provisions of our articles of incorporation (including the certificates of determination for our outstanding series A preferred stock, series B preferred stock and series C preferred stock and the certificates of determination for any other series of our preferred stock that may be issued and outstanding in the future) and bylaws, which are incorporated by reference herein and are filed or will be filed as exhibits to the registration statement of which this prospectus is a part and may be obtained as described under “Where You Can Find More Information.” Unless otherwise expressly stated or the context otherwise requires, references to “we,” “us,” “our,” “Sempra Energy” and similar references under this caption “Description of Capital Stock” mean Sempra Energy excluding its subsidiaries.

The authorized capital stock of Sempra Energy consists of (i) 750,000,000 shares of common stock, without par value, and (ii) 50,000,000 shares of preferred stock. As of June 24, 2020, there were 292,545,303 issued and outstanding shares of our common stock and 23,900,000 issued and outstanding shares of our preferred stock. No other classes of capital stock are authorized under our articles of incorporation.

Common Stock

The holders of our common stock are entitled to receive, ratably, such dividends as our board of directors may from time to time declare, subject to any rights of holders of outstanding shares of our preferred stock to receive dividends before dividends may be paid on our common stock.

Except as otherwise provided by law, each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of our shareholders, subject to the voting rights, if any, of holders of outstanding shares of any series of our preferred stock, which could include the right to vote separately as a class or series, or the right to vote together with the common stock as a single class.

At each annual meeting of our shareholders, directors will be elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Pursuant to our bylaws, directors standing for election in an uncontested election (as defined below) will be elected by the affirmative vote of a majority of the shares entitled to vote for them represented and voting at a duly held meeting at which a quorum is present (and such affirmative votes must also represent more than 25% of the outstanding shares entitled to vote in the election of such directors). In any election of directors that is not an uncontested election, the candidates receiving the highest number of affirmative votes of the shares entitled to vote for them, up to the number of directors to be elected by those shares, will be elected and votes against a director and votes withheld will have no effect. The rights of holders of our common stock to elect directors are subject to the voting rights, if any, of holders of outstanding shares of any series of our preferred stock, which could include: (i) voting as a separate class or series, the right to elect one or more directors, or (ii) voting together with our common stock as a single class, the right to vote in the election of directors generally. Our bylaws define an “uncontested election” as, in general, an election of directors in which the number of candidates for election does not exceed the number of directors to be elected by our shareholders at that election, determined at the times specified in our bylaws. Our articles of incorporation provide that none of our shareholders may cumulate votes in the election of directors.

Our board of directors is expressly authorized to make, amend or repeal our bylaws, without any action on the part of the shareholders, except as otherwise required by applicable California law, solely by the affirmative vote of at least two-thirds of the authorized number of directors. Our bylaws may also be amended or repealed by our shareholders with the approval of the outstanding shares of Sempra Energy.

In the event of any liquidation, dissolution or winding up of Sempra Energy, whether voluntary or involuntary, the holders of shares of our common stock are entitled, subject to any rights of the holders of outstanding shares of our preferred stock to receive distributions in such event before any distributions are made to holders of our common stock, to receive, ratably, any of our remaining assets after the discharge of our liabilities.

Our common stock does not contain any conversion rights or sinking fund or redemption provisions. Holders of our common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock.

Preferred Stock

The board of directors of Sempra Energy is authorized, without the need for a vote or other action of our shareholders, to cause the issuance of shares of our preferred stock from time to time in one or more series and to determine the number of shares and designation of the preferred stock of any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon such series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights. Accordingly, our board of directors could cause the issuance of one or more series of our preferred stock ranking senior to the common stock with respect to dividends or distributions in the event of our liquidation, dissolution or winding up or with voting or other rights that could dilute or otherwise adversely affect the voting or other rights and economic interests of holders of our common stock. Likewise, our board of directors could cause the issuance of one or more series of our preferred stock ranking on parity with or senior to one or more other series of our preferred stock (subject to the terms of any one or more other series of our preferred stock, if any, then outstanding) with respect to dividends or distributions in the event of our liquidation, dissolution or winding up or with voting or other rights that could dilute or otherwise adversely affect the voting rights (if any) or other rights and economic interests of the holders of any such other series of preferred stock.

The series A preferred stock, the series B preferred stock and series C preferred stock are series of our preferred stock, without par value. As of June 25, 2020, a total of 17,250,000 shares of our series A preferred stock, 5,750,000 shares of our series B preferred stock and 900,000 shares of our series C preferred stock were outstanding. Copies of the certificates of determination setting forth the terms of the series A preferred stock, the series B preferred stock and the series C preferred stock have been filed as Exhibits 4.7, 4.8 and 4.9, respectively, to the registration statement of which this prospectus is a part and are incorporated by reference herein.

In the event that we issue any series of preferred stock pursuant to this prospectus, we will describe the terms of such series of preferred stock in a supplement to this prospectus and, if applicable, a free writing prospectus.

Anti-Takeover Effects of our Articles of Incorporation and Bylaws

Certain provisions of our articles of incorporation and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions could also delay, deter or prevent a change of control or other takeover of our company that our shareholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market prices of our common stock and any outstanding preferred stock, and may also limit the prices that investors are willing to pay in the future for our common stock and any outstanding preferred stock. These provisions may also have the effect of preventing changes in our management. Our articles of incorporation and bylaws include anti-takeover provisions that:

•

authorize our board of directors, without a vote or other action by our shareholders, to cause the issuance of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting that series and to establish the rights, preferences, privileges and restrictions of that series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights which may dilute or otherwise adversely affect the voting or other rights and the economic interests of holders of our common stock or one or more other series of our preferred stock, if any, then outstanding;

•

establish advance notice requirements and procedures for shareholders to submit nominations of candidates for election to our board of directors and to propose other business to be brought before a shareholders meeting;

•

provide that vacancies in our board of directors, including vacancies created by the removal of any director, may be filled by a majority of the directors then in office or by the sole remaining director;

•

provide that no shareholder may cumulate votes in the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common shareholders;

•

require that any action to be taken by our shareholders must be taken either (1) at a duly called annual or special meeting of shareholders or (2) by the unanimous written consent of all of our shareholders, unless our board of directors, by resolution adopted by two-thirds of the authorized number of directors, waives the foregoing provision in any particular circumstance; and

•	require action by shareholders holding not less than 1/10th of the voting power of our capital stock in order for our shareholders to call a special meeting of shareholders.

Limitation on Liability of Directors; Indemnification of Directors and Officers

Our articles of incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors, officers and agents under certain circumstances. Our bylaws provide for mandatory indemnification of our directors and officers, subject to the limitations set forth therein. In addition, our articles of incorporation provide us with the power, by bylaw, agreement or otherwise, to indemnify our directors, officers and other agents to the fullest extent permissible under California law and, subject to certain limitations, in excess of the indemnification otherwise expressly permitted by Section 317 of the Corporations Code. We believe that this limitation of liability and these indemnification provisions are useful to attract and retain qualified directors and officers.

Listing of our Common Stock

Our common stock is listed on the New York Stock Exchange under the symbol “SRE.”

Listing of our Preferred Stock

Our series A preferred stock is listed on the New York Stock Exchange under the symbol “SREPRA” and our series B preferred stock is listed on the New York Stock Exchange under the symbol “SREPRB.” Our series C preferred stock is not listed on any securities exchange or trading facility or included in any automated dealer quotation system.

Registrar and Transfer Agent

The registrar and transfer agent for our common stock, series A preferred stock, series B preferred stock and series C preferred stock is American Stock Transfer & Trust Company LLC.

DESCRIPTION OF DEBT SECURITIES

Unless indicated differently in a prospectus supplement or a free writing prospectus, the following description sets forth some of the general terms and provisions of the debt securities that Sempra Energy may offer by this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities (which may include junior subordinated debt securities, senior subordinated debt securities and subordinated debt securities of any other relative ranking). Unless otherwise expressly stated or the context otherwise requires, references to “we,” “us,” “our,” “Sempra Energy” and similar references under this caption “Description of Debt Securities” mean Sempra Energy excluding its subsidiaries.

The senior debt securities will be governed by an indenture (the “senior indenture”) between us and the trustee named therein and the subordinated debt securities will be governed by an indenture (the “subordinated indenture”) between us and the trustee named therein. The senior indenture and the subordinated indenture are hereinafter sometimes called, collectively, the “indentures” and individually, an “indenture.” Each indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the series modify the terms of the applicable indenture will be described in the applicable prospectus supplement, or a free writing prospectus, relating to such series of debt securities.

Each indenture contains the full legal text of the matters described in this section. The following description of certain provisions of the indentures and our debt securities is not complete and is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture, and by the certificates evidencing the debt securities of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under “Where You Can Find More Information.” We also include references in parentheses to certain sections of the applicable indenture. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus and the applicable prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities as described in the applicable prospectus supplement or free writing prospectus.

General

Sempra Energy may issue an unlimited amount of debt securities under the indentures in one or more series. Sempra Energy is not required to issue all debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, Sempra Energy may, without notice to or consent of the holders of the debt securities of any series, increase the principal amount of the debt securities of any series and issue such increased principal amount (or any portion thereof) from time to time. Any additional debt securities so issued shall have the same form and terms (other than offering price, the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date) and shall carry the same right to receive accrued and unpaid interest as the debt securities previously issued, and such additional debt securities shall form a single series with the debt securities previously issued under the applicable indenture, provided that such additional debt securities of such series shall be fungible with the debt securities of such series previously issued for United States federal income tax purposes.

Unless otherwise provided in a prospectus supplement, the debt securities of Sempra Energy will not be subject to a sinking fund or entitled to any guarantees and you will not be permitted to require Sempra Energy to redeem or repurchase the debt securities at your option.

Unless otherwise provided in a prospectus supplement, the relevant trustee shall serve as the initial paying agent and security registrar for the debt securities of Sempra Energy.

The debt securities of Sempra Energy will be its unsecured obligations.

Before the issuance of each series of debt securities, the terms of the debt securities of the applicable series will be specified in either a supplemental indenture or in one or more officers’ certificates of Sempra Energy. We refer you to the applicable prospectus supplement for a description of the following terms of each series of debt securities:

(a)	the title of the debt securities;

(b)	any limit upon the aggregate principal amount of the debt securities;

(c)	the person to whom any interest on a security of the series shall be payable, if other than the person in whose name that security is registered;

(d)	the date or dates on which principal will be payable or how to determine the dates;

(e)

the rate or rates or method of determination of interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates”; and any record dates for the interest payable on the interest payment dates;

(f)	the right, if any, to extend the interest payment periods or to defer the payment of interest, and the terms of any such extension or deferral;

(g)

the place or places where principal of and any premium and interest on the debt securities will be payable and whether, if acceptable to the trustee, any principal of such debt securities will be payable without presentation or surrender thereof;

(h)

the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which Sempra Energy may redeem the debt securities, in whole or in part, and the manner in which any election by Sempra Energy to redeem the debt securities shall be evidenced;

(i)

any obligation of Sempra Energy to redeem or purchase debt securities pursuant to any sinking fund, purchase fund or similar provision, or any option of the registered holder to require Sempra Energy to redeem or purchase debt securities, and the terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part;

(j)

the denominations in which the debt securities will be issuable (if, for senior debt securities, other than denominations of $1,000 and any integral multiple thereof, or for subordinated debt securities, other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof);

(k)

if the amount of principal or any premium or interest on any debt securities may be determined with reference to an index or pursuant to a formula and the manner in which such amounts will be determined;

(l)

the currency, currencies or currency units in which the principal of and any premium or interest on the debt securities will be payable, if other than United States dollars, and the manner of determining the equivalent thereof in United States dollars;

(m)

if at the election of Sempra Energy or the holder, the payments of principal of or any premium or interest on the debt securities will be payable in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the terms and conditions upon which such election is to be made and the manner in which such amounts shall be determined;

(n)	the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

(o)

the amount which will be deemed to be the principal amount of the debt securities as of any date or dates before the stated maturity date, if the principal amount will not be determinable as of any such date or dates prior to the stated maturity date, including the amount which will be due and payable or outstanding as of any such date;

(p)	if the sections of the indenture providing for defeasance do not apply to the debt securities;

(q)	whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

(r)	any addition, modification or deletion of any events of default or covenants provided in the indenture and any change in the acceleration provisions;

(s)	any addition to or change in the covenants set forth in the indenture;

(t)

in the case of subordinated debt securities, the definition of “Senior Indebtedness” and the subordination provisions applicable thereto (if other than those described below under the caption “—Subordination”) or, if the definition of “Senior Indebtedness” or the subordination provisions described below under the caption “—Subordination” shall be applicable to the subordinated debt securities of such series, any additions to, modifications of or deletions from the definition of “Senior Indebtedness” and the subordination provisions described below under the caption “—Subordination” with respect to the subordinated debt securities of such series; and

(u)

any other terms of the debt securities, including, if the debt securities are subordinated debt securities, any other additions to, modifications of or deletions from the subordinated indenture with respect to the subordinated debt securities.

(See Section 301.)

Ranking

The senior debt securities will be the unsecured and unsubordinated obligations of Sempra Energy. The indebtedness represented by the senior debt securities will rank equally in right of payment with all other unsecured and unsubordinated debt of Sempra Energy. The indebtedness represented by the subordinated debt securities of each series will rank junior and subordinate in right of payment to the prior payment in full of the existing and future Senior Indebtedness (as defined with respect to such series) of Sempra Energy, to the extent and in the manner set forth under the caption “—Subordination” below or as may be set forth in a prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated in right of payment to any secured indebtedness Sempra Energy may have or may incur (to the extent of the value of the collateral securing such secured indebtedness). The term “Senior Indebtedness,” when used with respect to the subordinated debt securities of any series, has the meaning set forth below under the caption “—Subordination” unless a different definition shall be set forth in the prospectus supplement or a free writing prospectus relating to the subordinated debt securities of such series. The debt securities are obligations of Sempra Energy exclusively, and are not the obligations of any of its subsidiaries. Sempra Energy conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. The debt securities will be effectively subordinated to all existing and future indebtedness and other liabilities of Sempra Energy’s subsidiaries.

Holding Company Structure

Sempra Energy conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. Accordingly, Sempra Energy’s cash flow and its ability to meet its obligations under its debt securities are dependent upon the earnings of its subsidiaries and the distribution or other payment of these earnings to Sempra Energy in the form of dividends or loans or advances and repayment of loans and advances from Sempra Energy. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Sempra Energy debt securities or to make any funds available for payment of amounts due on these debt securities.

Because Sempra Energy is a holding company, its obligations under the debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of its subsidiaries. Therefore, Sempra

Energy’s rights and the rights of its creditors, including the rights of the holders of the debt securities issued by Sempra Energy, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that Sempra Energy may itself be a creditor with recognized claims against any of its subsidiaries, Sempra Energy’s claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary that are senior to the claims held by Sempra Energy. Sempra Energy expects to incur, and expects that its subsidiaries will incur, substantial additional amounts of indebtedness.

Payment of Debt Securities—Interest

Unless indicated differently in a prospectus supplement, Sempra Energy will pay interest on the debt securities on each interest payment date to the persons in whose name the debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on a debt security, we will pay defaulted interest in either of the two following ways:

(a)

We will first propose to the trustee a payment date for the defaulted interest. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between 10 and 15 days before the proposed payment date. Finally, the defaulted interest will be payable on the payment date to the registered holder of the debt security as of the close of business on the special record date.

(b)

Alternatively, we can propose to the trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Payment of Debt Securities—Principal

Sempra Energy will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the paying agent, which initially will be the trustee or such other paying agent designated in accordance with the applicable indenture. Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement.

If any interest payment date, redemption date or the maturity date of the debt securities is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

In its discretion, Sempra Energy may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer, but must at all times maintain a place of payment of the debt securities and a place for registration of transfer of the debt securities in the Borough of Manhattan, the City of New York. (See Section 1002.)

Form; Transfers; Exchanges

Unless otherwise provided in the applicable prospectus supplement or free writing prospectus, the debt securities will be issued:

(a)	only in fully registered form;

(b)	without interest coupons; and

(c)

in denominations of, with respect to senior debt securities, $1,000 or integral multiples thereof or, with respect to subordinated debt securities, $2,000 or integral multiples of $1,000 in excess thereof.

You may have your debt securities divided into debt securities of smaller authorized denominations or combined into debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an “exchange.” (See Section 305.)

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. Sempra Energy may appoint another agent or act as its own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. (See Section 305.)

In our discretion, we may change the place for registration of transfer of the debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

There will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

We may block the transfer or exchange of (a) debt securities during a period of 15 days before giving any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Events of Default

Unless indicated differently in a prospectus supplement, an “event of default” occurs with respect to the debt securities of any series if:

(a)

Sempra Energy does not pay any interest on any debt securities of such series when it becomes due and payable and such default continues for 30 days (whether or not, if the debt securities of such series are subordinated debt securities, such payment is prohibited by the subordination provisions applicable to the subordinated debt securities of such series); provided, however, that, if Sempra Energy is permitted by the terms of the debt securities of such series to extend or defer the payment of interest on such debt securities and if it has elected such an extension or deferral in accordance with the terms of such debt securities, then a failure to pay interest prior to the end of such extension period or deferral period, as the case may be, shall not constitute an event of default with respect to the debt securities of such series unless Sempra Energy is required, by the terms of the debt securities of such series, to make a payment of interest on a redemption date or other date during such extension or deferral period and fails to make such payment within 30 days of the due date, in which case such failure shall be an event of default with respect to the debt securities of such series;

(b)

Sempra Energy does not pay any principal of or premium on any debt securities of such series when it becomes due and payable (whether or not, if such debt securities are subordinated debt securities, such payment is prohibited by the subordination provisions applicable to such subordinated debt securities);

(c)

Sempra Energy does not make a sinking fund payment with respect to any debt securities of such series when due (whether or not, if such debt securities are subordinated debt securities, such payment is prohibited by the subordination provisions applicable to such subordinated debt securities) and, in the case of subordinated debt securities, such failure to pay continues for a period of 60 days;

(d)	Sempra Energy remains in breach of any other covenant or warranty (excluding covenants and warranties solely applicable to one or more other series of debt securities issued under the applicable indenture) in the applicable indenture or the debt securities of such series for 60 days after there has been given to Sempra Energy, by registered or certified mail, a written notice of default specifying such default or breach and requiring remedy of the default or breach; the notice must be sent by either the trustee or registered holders of at least 25% of the principal amount of the outstanding debt securities of such series;

(e)

if the debt securities of such series are senior debt securities, default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by Sempra Energy (including a default with respect to any other series of debt securities issued under the applicable indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Sempra Energy (or the payment of which is guaranteed by Sempra Energy), whether such indebtedness or guarantee exists on the date of the applicable indenture or is issued or entered into following the date of the applicable indenture, if:

(1)	either:

•	such default results from the failure to pay any such indebtedness when due; or

•	as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity; and

(2)

the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates at least $25 million;

(f)	Sempra Energy files for bankruptcy, or other specified events of bankruptcy, insolvency, receivership or reorganization occur with respect to Sempra Energy; or

(g)	any other event of default specified in the applicable prospectus supplement for such series occurs.

(See Section 501.)

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture.

As of June 23, 2020, the terms of approximately $750 million aggregate principal amount of outstanding senior debt securities that we previously issued under the senior indenture (the “prior senior debt securities”) included the event of default described in clause (e) of the first paragraph under the above heading “Events of Default” (a so-called “cross-default” event of default), with a threshold amount of at least $25 million. However, Sempra Energy anticipates that future senior debt securities offered by Sempra Energy will not include the event of default described in clause (e) of the first paragraph under the above heading “Events of Default” or any other “cross-default” event of default. Accordingly, if a series of debt securities offered hereby does not include a “cross-default” event of default, then the principal of and interest on the prior senior debt securities may be declared due and payable immediately upon the occurrence of a “cross-default” event of default, while the holders of the senior debt securities of such series offered hereby will not be entitled to accelerate such debt securities as a result of such event.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of debt securities, then either the trustee or the registered holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately, and upon such declaration the principal of and accrued and unpaid interest on the debt securities of that series shall become immediately due and payable (notwithstanding, if the terms of the debt securities of such series permit Sempra Energy to defer or extend the payment of interest thereon, any such extension or deferral). (See Section 502.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to any series of debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if:

(a)	Sempra Energy pays or deposits with the trustee a sum sufficient to pay:

(1)	all overdue interest on the debt securities of that series, other than interest which has become due by declaration of acceleration;

(2)	the principal of and any premium on the debt securities of that series which have become due, otherwise than by the declaration of acceleration, and overdue interest on these amounts;

(3)	interest on overdue interest, other than interest which has become due by declaration of acceleration, on the debt securities of that series to the extent lawful; and

(4)	all amounts due to the trustee under the applicable indenture; and

(b)

all events of default with respect to the debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the applicable indenture.

(See Section 502.)

For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

The registered holders of a majority in principal amount of the outstanding debt securities of any series, voting as a single class, without regard to the holders of outstanding debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

(a)	conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series; and

(b)	exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

These rights of registered holders to give directions are subject to the following limitations:

(a)	the registered holders’ directions do not conflict with any law or the applicable indenture; and

(b)	the direction is not unduly prejudicial to the rights of holders of the debt securities of that series who do not join in that action.

The trustee may also take any other action it deems proper which is consistent with the registered holders’ direction. (See Sections 512 and 603.)

In addition, each indenture provides that no registered holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture or for the appointment of a receiver or for any other remedy thereunder unless:

(a)	that registered holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(b)

the registered holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

(c)

for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of debt securities under the applicable indenture. (See Section 507.)

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 508.)

Notice of Default

The trustee is required to give the registered holders of debt securities of the affected series notice of any default with respect to the debt securities of that series under the applicable indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived; except that, in the case of an event of default of the character specified above in clause (d) under “—Events of Default,” no notice shall be given to such registered holders until at least 30 days after the occurrence of the default. The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders. (See Section 602.)

We will furnish the trustee with an annual statement as to our compliance with the conditions and covenants in the applicable indenture.

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding debt securities of any series, voting as a single class, without regard to the holders of outstanding debt securities of any other series, may waive, on behalf of all registered holders of the debt securities of that series, any past default under the applicable indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the applicable indenture that cannot be amended without the consent of the registered holder of each outstanding debt security of that series. (See Section 513.)

Unless indicated differently in a prospectus supplement, compliance with certain covenants in the applicable indenture or otherwise provided with respect to debt securities of any series may be waived before the time specified for compliance by the registered holders of a majority in aggregate principal amount of the debt securities of such series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

Sempra Energy has agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any entity, unless:

(a)

(i) it is the continuing entity (in the case of a merger), or (ii) the successor entity formed by such consolidation or into which it is merged or which acquires by sale, transfer, lease or other conveyance its properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of

Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the debt securities outstanding under the applicable indenture and the performance of all of the covenants under that indenture; and

(b)

immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default under the applicable indenture, has or will have occurred and be continuing.

Neither the applicable indenture nor the debt securities contain any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

Without Registered Holder Consent. Without the consent of any registered holders of debt securities outstanding under an indenture, Sempra Energy and the trustee may enter into one or more supplemental indentures to such indenture for any of the following purposes:

(a)	to evidence the succession of another entity to Sempra Energy; or

(b)	to add one or more covenants for the benefit of the holders of all or any series of debt securities issued under such indenture or to surrender any right or power conferred upon Sempra Energy; or

(c)	to add any additional events of default for all or any series of debt securities issued under such indenture; or

(d)

to add or change any of the provisions of such indenture to the extent necessary to permit or facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in uncertificated form; or

(e)

to change or eliminate any provision of such indenture so long as the change or elimination does not apply to any debt securities entitled to the benefit of such provision or to add any new provision to such indenture provided that any such addition does not apply to any outstanding debt securities issued under such indenture; or

(f)	to provide security for the debt securities of any series issued under such indenture; or

(g)	to establish the form or terms of debt securities of any series issued under such indenture, as permitted by such indenture; or

(h)	to evidence and provide for the acceptance of appointment of a separate or successor trustee;

(i)

to cure any ambiguity, defect or inconsistency, or to make any other changes that do not adversely affect the interests of the holders of debt securities of any series under such indenture in any material respect; or

(j)

in the case of subordinated debt of any series, to conform the terms of such debt securities, any officers’ certificate or supplemental indenture establishing the form or terms of such debt securities or, insofar as relates to such debt securities, the subordinated indenture to any terms set forth in the description of such debt securities appearing under the caption “Description of Debt Securities,” “Description of Notes” or other similar captions in the offering memorandum, prospectus supplement or other like offering document relating to the initial offering of such debt securities.

(See Section 901.)

With Registered Holder Consent. Subject to the following sentence, Sempra Energy and the trustee may, with some exceptions, amend or modify the applicable indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security affected thereby:

(a)

change the stated maturity of the principal, premium or interest on any debt security or reduce the principal amount, interest or premium payable or change any place of payment where or the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment, or, in the case of any subordinated debt security, if Sempra Energy has the right to extend or defer the payment of interest on such debt security, to increase the maximum time period of any such extension or deferral or increase the maximum number of times Sempra Energy may extend or defer any such interest payment; or

(b)	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver; or

(c)	modify certain provisions in the applicable indenture relating to supplemental indentures and waivers of certain covenants and past defaults; or

(d)

in the case of the subordinated indenture, modify, delete or supplement any of the subordination provisions or the definition of Senior Indebtedness applicable to the subordinated debt securities of any series then outstanding in a manner adverse to the holders of such subordinated debt securities.

A supplemental indenture which changes or eliminates any provision of the applicable indenture expressly included solely for the benefit of holders of debt securities of one or more particular series will be deemed not to affect the interests under the applicable indenture of the holders of debt securities of any other series.

(See Section 902.)

Defeasance

Each indenture provides, unless the terms of the particular series of debt securities provide otherwise, that Sempra Energy may, upon satisfying several conditions, cause itself to be discharged from its obligations, with some exceptions, with respect to any series of debt securities outstanding under such indenture, which we refer to as “defeasance.”

One condition Sempra Energy must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on the debt securities of the applicable series on the maturity dates of the payments or upon redemption.

In addition, Sempra Energy will be required to deliver an opinion of counsel to the effect that a holder of debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the applicable indenture.

(See Article XIII.)

Satisfaction and Discharge

The applicable indenture will cease to be of further effect with respect to any series of debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the applicable indenture with respect to the debt securities of such series, except as noted below, when:

•	all outstanding debt securities of such series have become due or will become due within one year at their stated maturity or on a redemption date; and

•	Sempra Energy deposits with the trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding debt securities of such series.

Sempra Energy will remain obligated to pay all other amounts due under the applicable indenture and to perform certain ministerial tasks as described in the applicable indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

The trustee with respect to any series of debt securities may resign at any time by giving written notice to us. The trustee may also be removed with respect to the debt securities of any series by act of the registered holders of a majority in principal amount of the then outstanding debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the applicable indenture. Under certain circumstances, Sempra Energy may appoint a successor trustee with respect to such series of debt securities, and if the successor trustee accepts, the trustee will be deemed to have resigned. (See Section 610.)

Subordination

Unless indicated differently in a prospectus supplement, Sempra Energy’s subordinated debt securities of each series will be subordinated in right of payment to the prior payment in full of all its Senior Indebtedness (as defined with respect to such series). This means that, with respect to the subordinated debt securities of any series, upon:

(a)

any payment by, or distribution of the assets of, Sempra Energy upon its dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings; or

(b)

a failure to pay any interest, principal or other monetary amounts due on any Senior Indebtedness (as defined with respect to the subordinated debt securities of such series) of Sempra Energy when due and continuance of that default beyond any applicable grace period; or

(c)	acceleration of the maturity of any such Senior Indebtedness as a result of a default;

the holders of all of Sempra Energy’s Senior Indebtedness (as defined with respect to the subordinated debt securities of such series) will be entitled to receive:

•	in the case of clause (a) above, payment of all amounts due or to become due on all such Senior Indebtedness; or

•	in the case of clauses (b) and (c) above, payment of all amounts due on all such Senior Indebtedness,

before the holders of any of the subordinated debt securities of such series are entitled to receive any payment. So long as any of the events in clauses (a), (b), or (c) above has occurred and is continuing, any amounts payable or assets distributable on the subordinated debt securities of such series will instead be paid or distributed, as the case may be, directly to the holders of such Senior Indebtedness (as defined with respect to the subordinated debt securities of such series) to the extent necessary to pay, in the case of clause (a) above, all amounts due or to become due upon all such Senior Indebtedness, or, in the case of clauses (b) and (c) above, all amounts due on all such Senior Indebtedness, and, if any such payment or distribution is received by the trustee under the subordinated indenture in respect of the subordinated debt securities of such series or by the holders of any of the subordinated debt securities of such series before all such Senior Indebtedness due and to become due or due, as applicable, is paid, the payment or distribution must be paid over to the holders of such unpaid Senior Indebtedness. Subject to paying the applicable Senior Indebtedness due and to become due in the case of clause

(a) or the Senior Indebtedness due in the case of clauses (b) and (c), the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments applicable to such Senior Indebtedness until the subordinated debt securities of such series are paid in full. (See Sections 1401 and 1403.)

Unless otherwise provided in an applicable prospectus supplement or free writing prospectus, “Senior Indebtedness” means, with respect to the subordinated debt securities of any series, (i) indebtedness of Sempra Energy, whether outstanding at the date of the subordinated debt indenture or incurred, created or assumed after such date, (a) in respect of money borrowed by Sempra Energy (including any financial derivative, hedging or futures contract or similar instrument, to the extent any such item is primarily a financing transaction) and (b) evidenced by debentures, bonds, notes, credit or loan agreements or other similar instruments or agreements issued or entered into by Sempra Energy; (ii) all finance lease obligations of Sempra Energy; (iii) all obligations of Sempra Energy issued or assumed as the deferred purchase price of property, all conditional sale obligations of Sempra Energy and all obligations of Sempra Energy under any title retention agreement (but excluding, for the avoidance of doubt, trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations of Sempra Energy for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; and (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which Sempra Energy is responsible or liable as obligor, guarantor or otherwise, except for any obligations, instruments or agreements of the type referred to in any of clauses (i) through (v) above that, by the terms of the instruments or agreements creating or evidencing the same or pursuant to which the same is outstanding, are subordinated or equal in right of payment to the subordinated debt securities of such series. (See Section 101.)

Due to the subordination, if assets of Sempra Energy are distributed upon its dissolution, winding-up, liquidation or reorganization, holders of its Senior Indebtedness and other indebtedness and obligations that are not equal or junior to subordinated debt securities in right of payment will likely recover more, ratably, than holders of subordinated debt securities and it is possible that no payments will be made to the holders of subordinated debt securities. The subordination provisions applicable to the subordinated debt securities of any series will cease to apply in the event of defeasance or satisfaction and discharge with respect to the subordinated debt securities of such series. (See Section 1307.)

The subordinated debt securities and the subordinated indenture do not limit Sempra Energy or any of its subsidiaries’ ability to incur additional indebtedness, including, in the case of Sempra Energy, Senior Indebtedness. Sempra Energy expects that it will incur, and that its subsidiaries will incur, substantial additional amounts of indebtedness, including, in the case of Sempra Energy, Senior Indebtedness, in the future. The subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of Sempra Energy’s subsidiaries. (See Section 301.)

Conversion Rights

The terms and conditions of any series of debt securities being offered that are convertible into common stock of Sempra Energy will be set forth in a prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or Sempra Energy, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed.

Miscellaneous Provisions

Each indenture provides that certain debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See Section 101.)

Sempra Energy will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the applicable indenture, in the manner and subject to the limitations provided in the applicable indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series of outstanding debt securities. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date. (See Section 104.)

Unless we indicate differently in the applicable prospectus supplement or free writing prospectus, Sempra Energy initially will issue each series of debt securities in book-entry form and each series initially will be represented by one or more global debt securities deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, which we refer to as “DTC” or the “depositary” in this prospectus, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the debt securities that you purchase except under the limited circumstances described under the caption “Global Securities.” Sempra Energy expects that payments due on its debt securities in book-entry form will be paid by wire transfer of funds to the depositary or its nominee. For additional information regarding debt securities in global form and the book-entry system, see “Global Securities.”

Governing Law

Each indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York. (See Section 112.)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any purchase contracts, units, depositary shares or warrants issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Unless otherwise expressly stated or the context otherwise requires, under this caption “Global Securities,” references to “we,” “us,” “our,” “Sempra Energy” and similar references mean Sempra Energy excluding its subsidiaries and references to the “securities” mean the debt securities offered by this prospectus and the applicable prospectus supplement or free writing prospectus.

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the debt securities of each series initially will be issued in book-entry form and represented by one or more global debt securities, which we refer to as “global securities.” The global securities will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for definitive debt securities in certificated form registered in the names of persons other than the depositary or its nominee, which we refer to as “certificated securities,” under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants (collectively, “participants”) through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency for the applicable series of securities, where notices and demands in respect of the securities and the applicable indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the global securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the global securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. (or such other DTC nominee) to those direct participants to whose accounts beneficial interests in such global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If certificated securities are issued under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment as such addresses shall appear in the security register or by wire transfer at such places and to such accounts at such banking institutions in the United States as may be designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of the principal of, premium, if any, and interest on the global securities to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such series of securities represented by one or more global securities; or

•	an event of default (as defined) under the applicable indenture has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificated securities of such series in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for certificated securities of such series in definitive form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, has any control over those entities and none of us or them takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through agents;

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through a combination of any of the foregoing methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their respective compensation, in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Sempra Energy. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from Sempra Energy’s Annual Report on Form 10-K, and the effectiveness of Sempra Energy’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Oncor Electric Delivery Holdings Company LLC and its subsidiaries, incorporated in this prospectus by reference from Exhibit 99.1 to Sempra Energy’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Direct Stock Purchase Plan

PROSPECTUS SUPPLEMENT

June 26, 2020